Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 27, 2025 with respect to the financial statements of Relmada Therapeutics, Inc. for the year ended December 31, 2024 included in the Annual Report on Form 10-K. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Marcum LLP

Houston, Texas

June 12, 2025

Marcum LLP  ■   6002 Rogerdale Road  ■   Suite 300  ■   Houston, Texas 77072   ■  Phone 281.223.5500  ■  www.marcumllp.com